UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Famous Dave's of America, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2008
PROXY STATEMENT
VOTING AND REVOCATION OF PROXY
ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Director Compensation
Executive Officers of the Company
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)
PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN (Proposal Three)
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY SHAREHOLDER PROPOSALS
SOLICITATION

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2008

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at The Sheraton Bloomington Hotel, Minneapolis South, 7800 Normandale Boulevard, Minneapolis, Minnesota, on Tuesday, May 6, 2008, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2008;

3.	To approve certain amendments to the Company’s 2005 Stock Incentive Plan; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 17, 2008 will be entitled to vote at the Annual Meeting or any adjournments thereof. The election of each director under proposal one requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. Adoption of each other proposal requires the affirmative vote of the holders of a majority of such shares.

A proxy for the annual meeting is enclosed herewith. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

By Order of the Board of Directors

Diana G. Purcel
Secretary

April 7, 2008

FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
May 6, 2008

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 6, 2008, at 3:00 p.m. at The Sheraton Bloomington Hotel, Minneapolis South, 7800 Normandale Boulevard, Minneapolis, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2008;

3.	To approve certain amendments to the Company’s 2005 Stock Incentive Plan; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was April 7, 2008. Each shareholder who grants a proxy in the manner indicated in this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

PROXIES AND VOTING

The Board of Directors has set the close of business on March 17, 2008 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 9,650,324 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. The election of each director under proposal one requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. Adoption of each other proposal requires the affirmative vote of the holders of a majority of such shares.

All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement, for ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm and for the amendments to the 2005 Stock Incentive Plan unless a contrary choice is specified. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement, “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2008 and “FOR” the amendments to the 2005 Stock Incentive Plan.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)

The Board of Directors currently consists of the following six (6) directors, each of whom has been nominated for re-election by the Board of Directors. Mr. Wilson L. Craft, has been appointed as President and Chief Executive Officer of the Company, and as a member of the Company’s Board of Directors, effective April 21, 2008. Mr. Craft has been nominated for re-election in accordance with the provisions set forth in his employment agreement. If elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of shareholders, or until his or her successor is elected and shall have qualified.

The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

F. Lane Cardwell, Jr. Age 55	F. Lane Cardwell, Jr. has served as the Company’s Interim President and Chief Executive Officer since December 2007. He has spent over 30 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from June 1996 to June 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the Board of Directors of Brinker International, Inc. Mr. Cardwell is also a director of P. F. Chang’s China Bistro, Inc., a publicly traded company, and serves on its Audit and Compensation Committees. He also serves on the boards of four privately held companies. Committee: Strategic Planning (Chair).	2003

Wilson L. Craft Age 54	Wilson L. Craft was appointed as the Company’s President and Chief Executive Officer, and elected as a director, effective April 21, 2008. Since June 2005, Mr. Craft has served as Executive Vice President of Operations for Longhorn Steakhouse, a 300-unit chain based in Atlanta, Georgia that is owned by Darden Restaurants, Inc. Previously, Mr. Craft served as Senior Vice President of Brinker International Inc., where he was employed for 21 years, including serving as Chief Operating Officer of Chili’s Grill & Bar from May 1998 to November 2000, as President of Big Bowl Asian Kitchen from November 2000 until June 2003, and as President of Chili’s Grill & Bar operations from June 2003 through May 2005.	2008

K. Jeffrey Dahlberg Age 54	K. Jeffrey Dahlberg has served as Chairman of the Company’s Board of Directors since December 2003. Mr. Dahlberg also serves as President of Sugarloaf Ventures, Inc. a business development and investment firm. Mr. Dahlberg, who co-founded Grow Biz International, Inc. in 1990, served as its Chairman from inception until March 2000 and as its Chief Executive Officer from 1999 until March 2000.	2001

Mary L. Jeffries Age 50	Mary L. Jeffries joined Petters Group Worldwide in 2004 as Chief Operating Officer, and became President in 2006. Prior to joining Petters Group, she owned her own management consulting company focused in the areas of strategy, operations and finance. Ms. Jeffries served as a General Partner and Chief Operating Officer of St. Paul Venture Capital, an early-stage venture capital fund, from February 2001 until December 2003. From 1997 until she joined St. Paul Venture Capital, Ms. Jeffries served as Chief Operating Officer at the marketing and communications agency of Shandwick International. Ms. Jeffries, who was a Senior Auditor and Computer Audit Specialist at KPMG from 1979-1983, also served as Assistant Controller of Fairview Hospital and HealthCare Services from 1983-1988 and held positions as Managing Director, Chief Operating Officer and Controller at the public relations agency of Mona Meyer McGrath & Gavin from 1988-1997. Committees: Audit (Chair); Corporate Governance and Nominating.	2003

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For the Past Five Years and Directorships of Public Companies	Since

Richard L. Monfort Age 53	From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has served as Vice Chairman of the Colorado Rockies, a professional baseball team. Committees: Audit; Compensation.	1996

Dean A. Riesen Age 51	Appointed as a director in March 2003, Dean A. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also serves as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen is also Vice Chairman of the Cornell College Board of Trustees. Committees: Compensation (Chair); Corporate Governance and Nominating (Chair); Audit; Strategic Planning.	2003

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this Proxy Statement are based on information currently available to us as of the date to which this Proxy Statement pertains, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, among others, those factors listed in Item 1A of our most recent Annual Report on Form 10-K, and elsewhere in our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. The following discussion should be read in conjunction with “Selected Financial Data” (Item 6 of our Annual Report on Form 10-K) and our financial statements and related footnotes appearing elsewhere in our Annual Report on Form 10-K.

Overview

Famous Dave’s was incorporated as a Minnesota corporation in March 1994 and opened its first restaurant in Minneapolis in June 1995. As of December 30, 2007, there were 164 Famous Dave’s restaurants operating in 35 states, including 44 company-owned restaurants and 120 franchise-operated restaurants.

As of December 30, 2007, we employed approximately 2,800 employees, who we refer to as our “associates,” of which approximately 300 were full-time. The following individuals held executive positions within the Company at December 30, 2007 and participated in the Company’s executive compensation plans:

Name	Title

Diana G. Purcel(1)	Chief Financial Officer
Christopher O’Donnell(1)	Chief Operating Officer
Glenn D. Drasher	Vice President — Marketing
Corrie J. Kvasnicka	Vice President — Procurement and Logistics
Clark C. Grant	Vice President — Finance
James L. Murphy	Vice President — Franchise Operations
John A. Simpson	Vice President — Construction and Design

(1)	These individuals were determined to be executive officers of the Company pursuant to Item 402(a)(3) of Regulation S-K (collectively, the “Named Executive Officers”). David Goronkin, our previous Chief Executive Officer, was also an executive officer prior to his resignation in December 2007. Wilson L. Craft, our incoming Chief Executive Officer, will be an executive officer upon commencement of his employment on April 21, 2008.

General Compensation Philosophy

The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	long-term incentives that are aligned with shareholder interests;

•	a reward system for above-average performance;

•	recognition for individual initiative and achievements; and

•	a means for the Company to attract and retain qualified executives.

To that end, it is the view of the Compensation Committee that the total compensation program for executive officers should consist of the following three elements, all determined by individual and corporate performance:

•	Base salary compensation;

•	Annual incentive compensation (bonus); and

•	Stock incentive awards (Performance Shares).

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which certain executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

As set forth in its written charter, the Compensation Committee has access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) independent experts in the field of executive compensation. The Compensation Committee has the sole authority to retain and to terminate such independent compensation experts, and to approve the fees and other retention terms. During fiscal 2007, the Compensation Committee utilized Towers Perrin as the independent compensation expert to advise the Compensation Committee with respect to development and implementation of the Company’s compensation packages. The Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. Compensation tally sheets for each of the Named Executive Officers are prepared and reviewed annually by the Compensation Committee. These tally sheets affix dollar amounts to all components of the Named Executive Officers’ compensation, including salary, bonus, outstanding equity awards, and performance share grants.

Annual Compensation Plans

As referenced above, the Compensation Committee considers data from its independent compensation expert, on an annual basis, to ensure that we are providing a competitive compensation structure for our executives. Additionally, the Compensation Committee ensures that our programs continue to be consistent with established policies.

It is currently our objective to compensate our executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability in our industry. The Compensation Committee continues to evaluate this position in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company from time to time. Our former Chief Executive Officer provided input to the Compensation Committee regarding the Company’s 2007 executive compensation and participated in the ultimate determination of compensation for the Company’s other executives. The Company will continue to follow this practice with its new Chief Executive Officer. Our former Chief Executive Officer had no direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee. This practice will also continue with respect to the Company’s new Chief Executive Officer.

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Annual Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. In addition, the

Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets. This belief is evidenced by the fact that management, despite delivering solid results over the past three years, has not met targets established by the Board of Directors that would result in 100% payout of annual bonus and/or performance shares. Actual percentage payout of annual bonus and/or performance shares over the last three years is set forth below in this Compensation Discussion and Analysis. The Board of Directors intends to challenge the Company’s management by continuing to set aggressive targets, as they believe the targets are achievable and would provide an appropriate return for the Company’s shareholders.

The annual incentive compensation potential for executives of the Company is structured so that there is alignment between the executives and the Company’s shareholders. Target annual incentive compensation is calculated for each executive as a percentage of his or her annual salary, and the applicable percentage is based on competitive market information for similar positions and experience as provided by the Company’s independent compensation consultant. For 2007, target incentive compensation for the Company’s Named Executive Officers as a percentage of their annual base salary ranged from 40% to 75% (with Mr. Goronkin’s target at 75%, and Mr. O’Donnell’s and Ms. Purcel’s targets each at 40%). In determining 2007 target annual incentive compensation, the Compensation Committee and the Company’s independent compensation consultant considered published survey data from five sources: Hay Information Services 2006 Chain Restaurant Compensation Survey, HVS 2006 Chain Restaurant Compensation Survey, the independent consultant’s 2006 Compensation DataBank, Watson Wyatt’s 2006/2007 Industry Report on Top Management Compensation and William M. Mercer’s 2006 Executive Compensation Survey. Annual and long-term incentive data was gathered using a Compensation Databank, focusing on companies with annual sales of less than $1.0 billion, as well as sourcing proxy data for 14 publicly traded peer companies with median annual revenues of approximately $350 million. The 14 publicly traded peer companies that were included in the analysis are listed below:

• Ark Restaurants Corp.	• Champps Entertainment Inc.	• P.F. Changs China Bistro Inc.
• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• RARE Hospitality International Inc.
• BUCA Inc.	• J. Alexander’s Corp.	• Red Robin
• California Pizza Kitchen Inc.	• Main Street Restaurant Group, Inc.	• Texas Roadhouse
• Caribou Coffee Company Inc.	• O’Charley’s Inc.

The actual payouts are based on the Company achieving earnings per share (EPS) targets established by the Company’s board of directors, and are calculated using a linear scale representing a payout of between 50% and 200% of the amount of executives’ target annual incentives. If the Company achieves at least 80% of the annual EPS target, each executive will be entitled to receive a percentage of his or her target annual incentive equal to the percentage of the EPS Goal achieved by the Company, up to the 200% maximum payout, as illustrated below:

Payout as Percent of Target		% of EPS Target

200%	Maximum	150%
100%	Target	100%
50%	Minimum	80%

Annual EPS targets are established by the Company’s Board of Directors and are intended to represent goals on which to base additional compensation for meeting those targets. The annual EPS targets take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts are expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to realized 10% of the time over a ten year period.

Annual EPS target amounts for fiscal 2005, 2006 and 2007, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts are set forth below:

			Actual Payout as
	EPS	% of EPS	Percent
Year	Target	Target Achieved	of Target Payout

2005	$0.45	86.7%	66.7%
2006	$0.51	90.2%	58.3%
2007	$0.63	93.7%	84.6%

The table below, which sets forth potential and actual annual incentive compensation payouts for fiscal 2005, 2006 and 2007, illustrates how annual incentive compensation applies to the Company’s Named Executive Officers (Note: Mr. Goronkin resigned his position with the Company on December 13, 2007, and was therefore not eligible to receive an annual incentive compensation payout for fiscal 2007).

			Annual
			Incentive
			Compensation	Potential Annual				Actual
			as a	Incentive Compensation Payout			% of	Payout as	Actual
			Percent of	80% of	100% of	150% of	EPS	Percent of	Incentive
	Fiscal	Annual	Annual	EPS	EPS	EPS	Target	Target	Compensation
Name	Year	Salary	Salary	Target	Target	Target	Achieved	Payout	Payout

David Goronkin	2007	$500,000	75%	$187,500	$375,000	$750,000	93.7%	84.6%	$0
	2006	$472,500	75%	$177,188	$354,375	$708,750	90.2%	58.3%	$240,186
	2005	$472,500	75%	$177,188	$354,375	$708,750	86.7%	66.7%	$236,678

Diana G. Purcel	2007	$250,000	40%	$50,000	$100,000	$200,000	93.7%	84.6%	$84,600
	2006	$210,000	40%	$42,000	$84,000	$168,000	90.2%	58.3%	$48,972
	2005	$175,000	40%	$35,000	$70,000	$140,000	86.7%	66.7%	$46,690

Christopher O’Donnell	2007	$200,000	40%	$40,000	$80,000	$160,000	93.7%	84.6%	$67,680
	2006	$180,600	40%	$36,120	$72,240	$144,480	90.2%	58.3%	$42,116
	2005	$172,000	35%	$30,100	$60,200	$120,400	86.7%	66.7%	$40,153

In addition to the annual incentive compensation granted to executives for fiscal 2006, the Compensation Committee elected to grant a one-time discretionary bonus to executives in light of extraordinary non-cash impairment charges taken by the Company in that year, the absence of which would have resulted in the Company achieving 100% of its 2006 EPS target. The discretionary bonus amounts, when added to the annual incentive compensation amounts, resulted in executives receiving a 100% payout for fiscal 2006. The Compensation Committee viewed this discretionary grant as isolated in nature and deemed it appropriate because the extraordinary non-cash charges resulted from business decisions made prior to the current executive team’s tenure with the Company. The Compensation Committee does not intend to make general grants of discretionary bonuses based on future non-cash impairments or other non-recurring events and made no such grants for fiscal 2007 .

The applicable percentages of annual salary for the Named Executive Officers for the current fiscal year 2008 are set forth below, along with the potential annual incentive compensation payouts assuming the Company achieves at least 80% of its Annual EPS target:

		Annual
		Incentive	Potential Annual
		Compensation	Incentive Compensation Payout
	Annual	as a Percent of	80% of	100% of	150% of
Name	Salary	Annual Salary	EPS Target	EPS Target	EPS Target

Wilson L. Craft(1)	$425,000	75%	$159,375	$318,750	$637,500
Diana G. Purcel	$260,000	40%	$52,000	$104,000	$208,000
Christopher O’Donnell	$220,000	40%	$44,000	$88,000	$176,000

(1)	Under the terms of his employment agreement with the Company, Mr. Craft will earn an Annual Incentive Compensation payout of a minimum of approximately $221,000 during 2008, comprising his target level payout prorated to his employment date of April 21, 2008.

Stock Incentive Awards — Performance Shares

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to better align these objectives, the Compensation Committee determined that, beginning in fiscal 2005, the Company would solely use performance shares as a long-term incentive award for executives, including Named Executive Officers, and would discontinue the use of stock options. The Compensation Committee believes that the use of performance shares as a long-term incentive award more closely aligns management’s objectives with that of its shareholders, because these shares are earned based on the Company achieving specific cumulative EPS goals over a three year period, rather than awards of stock options that merely vest with the passage of time.

On an annual basis, the Compensation Committee considers information pertaining to comparable organizations based on data provided by an independent compensation expert, including the published survey data and proxy data for the 14 publicly traded peer companies mentioned above, in determining the recommended grant of stock incentive awards to the Company’s executives. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

The Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Performance Share Programs

As of December 30, 2007, we had three approved performance share programs in progress, each with a three-year performance period: a 2005-2007 program (the “2005 Performance Share Program”), a 2006-2008 program (the “2006 Performance Share Program”) and a 2007-2009 program (the “2007 Performance Share Program”) (each a “Performance Share Program”). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS goals for each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”). The Compensation Committee determines the EPS goal for each fiscal year prior to the beginning of each fiscal year. The actual EPS for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS goals utilized for the determination of performance shares are the same measurement as the EPS targets discussed above in Annual Incentive Compensation.

Under the 2005 Performance Share Program, the Company granted certain employees, including Named Executive Officers, the right to receive Performance Shares subject to the Company achieving at least 80% of its Cumulative EPS Goal for fiscal 2005, fiscal 2006 and fiscal 2007. If the Company achieved at least 80% of the Cumulative EPS Goal, each recipient was entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to a maximum of 100%. (e.g., if the Company achieves 90% of the Cumulative EPS Goal, then the recipient will be entitled to receive 90% of his or her “Target” Performance Share amount). Based on the actual, cumulative fiscal 2005-2007 results, recipients earned 91.2% of the Performance Shares originally granted under this program.

The Performance Share Program was modified for the 2006 Performance Share Program to allow for upside opportunity for exemplary performance. Under the 2006 Performance Share Program, the Company granted certain employees, including Named Executive Officers, the right to receive Performance Shares, subject to the Company achieving at least 80% of its Cumulative EPS Goal for fiscal 2006, fiscal 2007 and fiscal 2008. If the Company achieves at least 80% of the Cumulative EPS Goal, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company. If the Company achieves between 100% and 150% of the Cumulative EPS Goal, each recipient will be entitled to receive an additional percentage of the “Target” number of Performance Shares granted equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 125% of the Cumulative EPS Goal, then the recipient will be entitled to receive 150% of his or her “Target” Performance Share amount as shown below).

LTI	EPS
Payout	Performance

80.0%	80.0%
100.0%	100.0%
125.0%	112.5%
150.0%	125.0%
175.0%	137.5%
200.0%	150.0%

The Company achieved 91.2% of the cumulative total of the EPS goals for the 2005 Performance Share Program, resulting in recipients receiving 91.2% of their “Target” number of Performance Shares. The Company has achieved 92.1% of the cumulative total of the EPS goals through the first two years of the 2006 Performance Share Program and 93.7% for the first year of the 2007 Performance Share Program. Information regarding the Target Performance Share grants for the Named Executive Officers under the 2005, 2006 and 2007 Performance Share Programs, along with the number of shares earned under the 2005 Performance Share Program, is illustrated below:

		Target	% of
		Performance	Cumulative		Performance
	Performance	Shares	EPS Goal		Shares
Name	Share Program	Granted	Achieved		Issued(1)

David Goronkin	2005 Performance Share Program	44,630	91.2	%(2)	0
	2006 Performance Share Program	29,900	92.1	%(3)	—
	2007 Performance Share Program	36,800	93.7	%(4)	—

Diana G. Purcel	2005 Performance Share Program	14,628	91.2	%(2)	13,340
	2006 Performance Share Program	7,200	92.1	%(3)	—
	2007 Performance Share Program	7,100	93.7	%(4)	—

Christopher O’Donnell	2005 Performance Share Program	14,628	91.2	%(2)	13,340
	2006 Performance Share Program	6,200	92.1	%(3)	—
	2007 Performance Share Program	5,700	93.7	%(4)	—

(1)	Represents the gross number of Performance Shares earned by the recipient prior to any forfeiture election for purposes of satisfying tax withholding obligations. Mr. Goronkin forfeited his award opportunity upon his resignation from the Company prior to the end of the applicable three year performance period.

(2)	Represents percentage of Cumulative EPS Goal achieved throughout the entire three year performance period.

(3)	Represents percentage of Cumulative EPS Goal achieved through the first two years of the three year performance period.

(4)	Represents percentage of Cumulative EPS Goal achieved through the first year of the three year performance period.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation, or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. The amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

The Company adopted a Non-Qualified Deferred Compensation Plan effective as of February 25, 2005 (the “Deferred Compensation Plan”). The Deferred Compensation Plan was amended as of January 1, 2008 in order to comply with the requirements of Section 409A of the Internal Revenue Code. Selected employees who are at the “director” level and above are eligible to participate in the Deferred Compensation Plan. Participants must complete a deferral election each year and submit it to the Company prior to the beginning of the fiscal year for which the compensation pertains to indicate the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. The Company currently matches 50.0% of the first 4.0% contributed by participants and currently pays a declared interest rate of 8.0% on balances outstanding. The Board of Directors administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2007, Named Executive Officers contributed $59,642 to the Plan and the Company provided matching funds and interest of $27,003. Mr. Goronkin will receive a payout of his balance in the Deferred Compensation Plan in June 2008 under the applicable provisions of the plan.

Stock Ownership Requirements

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, during fiscal 2006 the Company’s Board of Directors adopted minimum stock ownership guidelines, setting forth the levels of ownership and acquisition timeframes required of Board members and top executives of the Company. Board members must own shares of our common stock equal in value to at least $100,000. Our Chief Executive Officer is required to own shares of our common stock equal in value to at least four times his annual salary, while our Chief Financial Officer and our Chief Operating Officer are required to own shares of our common stock and vested options equal in value to at least two times their respective annual salaries. Other Vice Presidents must own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, and an employee assistance program. We also provide vacation and other paid holidays to employees, including the Named Executive Officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Employment Agreements and Employment Arrangements

Employment Agreement with Former President and Chief Executive Officer

David Goronkin, the Company’s former President and Chief Executive Officer, had an employment agreement with the Company which terminated when he voluntarily resigned his position on December 13, 2007. During 2007, Mr. Goronkin received an annualized base salary of $500,000 and was eligible for a bonus of up to 75% of his base salary, based on his satisfaction of certain performance-based criteria (Mr. Goronkin’s bonus was forfeited when he resigned his position with the Company). In addition to providing health, medical, dental, vision and disability insurance coverage, and customary benefits, the Company purchased a term life insurance policy which identified beneficiaries of Mr. Goronkin’s choice. The employment agreement provided that Mr. Goronkin would continue to receive his base salary and insurance benefits for a period of up to 12 months if he was terminated by the Company for a reason other than death, disability or “cause,” if Mr. Goronkin resigned for “good reason,” or if Mr. Goronkin was terminated for any reason within six months following a “change in control,” each as defined in the employment agreement. The employment agreement provided that Mr. Goronkin would not compete with the Company, or solicit employees of the Company, for two years after the termination of his employment with the Company. The agreement had a one year term which annually renewed for successive one year terms.

Employment Arrangement with Interim President and Chief Executive Officer

Following the effective time of Mr. Goronkin’s resignation, and in accordance with the Company’s previously adopted corporate succession plan, the Company appointed F. Lane Cardwell, Jr., a member of the Company’s Board of Directors, to serve as Interim President and Chief Executive Officer while the Company searched for a permanent replacement to fill the Chief Executive Officer position. During his service as Interim President and Chief Executive Officer, Mr. Cardwell is being paid $6,000 per week.

Employment Arrangement with Wilson L. Craft

On March 21, 2008, the Company entered into an employment agreement with Wilson L. Craft pursuant to which Mr. Craft has agreed to serve as the Company’s President and Chief Executive Officer commencing April 21,

2008. Under the employment agreement, Mr. Craft is entitled to an annual base salary of $425,000 and is eligible for a target annual cash bonus of up to 75% of his base salary, the amount of which will be determined and paid based upon satisfaction of criteria determined by the Company’s Compensation Committee. For fiscal 2008 only, Mr. Craft will receive the entire amount of eligible target bonus (i.e., 75% of his base salary), prorated for the portion of the Company’s 2008 fiscal year during which he is employed by the Company. Mr. Craft is entitled to participate in the Company’s annual long-term compensation plan(s), which for 2008 is the 2008-2010 Performance Share Program. In addition to being entitled to the usual and customary benefits that the Company generally provides to its other senior executives under its plans and policies, Mr. Craft is entitled to receive a six month housing allowance and will be reimbursed, on up to three separate occasions, for travel and lodging expenses incurred in connection with his relocation. In addition, the Company has agreed to reimburse Mr. Craft for real estate brokerage commissions incurred in connection with the sale of his current residence if such sale occurs during the first three years of his employment and provided that he remains a continuing employee of the Company at the time of sale.

On the date of the employment agreement, and pursuant thereto, the Company granted to Mr. Craft 100,000 restricted stock units. The restricted stock units will vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that Mr. Craft remains employed by the Company through the applicable vesting date, and will vest in its entirety upon a “change of control” as defined in the employment agreement. This grant, however, is subject to and contingent upon amendments to the Company’s 2005 Stock Incentive Plan being approved at the Annual Meeting (see Proposal Three). If the shareholders do not approve the amendments, the grant of restricted stock units will become void and will be replaced with a 100,000 share restricted stock grant that will vest on a schedule consistent with the vesting schedule for the restricted stock units.

The employment agreement provides that Mr. Craft will continue to receive his base salary and insurance benefits for a period of up to 12 months if he is terminated by the Company other than for “cause,” if Mr. Craft resigns for “good reason,” or if Mr. Craft is terminated for any reason other than “cause” within 12 months following a “change in control,” each as defined in the employment agreement. Mr. Craft will also continue to receive his base salary and insurance benefits for a period of up to 12 months if he is terminated due to a disability not attributable to his employment or he dies while performing the duties of his employment. The employment agreement prohibits Mr. Craft from competing with the Company, or soliciting employees of the Company, for two years after the termination of his employment with the Company. The agreement also requires the Company to use commercially reasonable efforts to cause Mr. Craft to be elected as a member of the Company’s Board of Directors throughout the term of his employment, including nominating him for election as a director at each shareholders meeting at which his term as a director would otherwise expire.

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2007, she received an annualized salary of $250,000, was eligible for a bonus of up to 40% of her base salary, and received medical, dental and other customary benefits. Effective January 1, 2008, the Company increased Ms. Purcel’s annualized base salary to $260,000. Ms. Purcel also has a severance agreement which entitles her to receive severance pay for a period of twelve months (subject to mitigation if she commences employment with another employer) if her employment is terminated without “cause”, or if her employment terminates for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell, the Company’s Chief Operating Officer, has an employment arrangement with the Company pursuant to which, during fiscal 2007, he received an annualized salary of $200,000, was eligible for a bonus of up to 40% of his base salary, and received medical, dental and other customary benefits. Effective January 1, 2008, the Company increased Mr. O’Donnell’s annualized base salary to $220,000. Mr. O’Donnell also has a severance agreement which entitles him to receive severance pay for a period of twelve months (subject to mitigation if he commences employment with another employer) if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, consequently, incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

THE COMPENSATION COMMITTEE
DEAN A. RIESEN, Chairperson
RICHARD L. MONFORT

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2006 and 2007 fiscal years awarded to or earned by (i) each individual serving as the Principal Executive Officer and the Principal Financial Officer of the Company during the fiscal years ended December 31, 2006 and December 30, 2007; and (ii) each individual that served as an executive officer of the Company at the end of the fiscal years ended December 31, 2006 and December 30, 2007 who received in excess of $100,000 in salary and bonus during such fiscal years (the “Named Executive Officers”). There were no highly compensated employees at the end of the fiscal years December 31, 2006 or December 30, 2007 that were not executive officers and that earned more than the highest paid Named Executive Officers.

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock		Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards		Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)		($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)		(g)	(h)	(i)	(j)

F. Lane Cardwell, Jr.	2007	$18,000	—	$93,700	(6)	—	—	—	$111,700
Interim President and	2006	—	—	—		—	—	—	—
Chief Executive Officer
David Goronkin	2007	$488,462	—	—		—	$3,661	$1,100	$493,223
Former President and	2006	$472,500	$147,774	$303,905		$240,186	$1,588	$1,100	$1,167,053
Chief Executive Officer
Diana G. Purcel	2007	$250,000	—	$111,836		$84,600	$795	—	$447,231
Chief Financial Officer and	2006	$210,000	$35,028	$90,307		$48,972	$319	—	$384,626
Secretary
Christopher O’Donnell	2007	$200,000	—	$99,344		$67,680	—	—	$367,024
Chief Operating Officer	2006	$180,600	$30,124	$86,560		$42,116	—	—	$339,400

(1)	As described in the Compensation Discussion and Analysis section of this Proxy Statement, amounts shown were paid as discretionary bonuses under the Company’s 2006 Annual Incentive Plan.

(2)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the 2006 and 2007 fiscal years, respectively, in accordance with FAS 123(R), and thus include amounts expensed from awards granted in the year being reported as well as amounts related to prior year grants that were expensed in the year being reported. Assumptions used in the calculation of this amount are included in footnotes 12 and 11 to the Company’s audited financial statements for fiscal 2006 and fiscal 2007, respectively, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 and March 14, 2008, respectively. Mr. Goronkin’s awards were forfeited upon his resignation.

(3)	Amounts shown were earned under the Company’s 2006 and 2007 Annual Incentive Plans. In addition, Mr. Goronkin’s 2006 and 2007 totals also include $33,585 and $0 earned, respectively, under the Company’s Deferred Stock Unit Plan.

(4)	The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the 8.0% interest rate earned during 2006 and 2007 under that plan and 120% of the long-term applicable federal rate (5.39% in 2006 and 5.05% in 2007).

(5)	Represents premium payments for a term-life insurance policy paid by the Company on Mr. Goronkin’s behalf.

(6)	Reflects stock grants received by Mr. Cardwell in his capacity as a director of the Company and not in his capacity as Interim President and Chief Executive Officer. See “Director Compensation” below.

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the Named Executive Officers during the fiscal year ended December 30, 2007.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date
		Estimated Future Payouts						Number of	Number of	or Base	Fair
		Under Non-Equity			Estimated Future Payouts			Shares of	Securities	Price of	Value of
		Incentive Plan Awards			Under Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)(1)	(#)(2)	(#)(3)	(#)	(#)	($/Sh)	Awards(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

F. Lane Cardwell, Jr.	—	—	—	—	—	—	—	—	—	—	—
David Goronkin(5)	02/21/07	—	—	—	29,440	36,800	73,600	—	—	—	$689,632
Diana G. Purcel	02/21/07	—	—	—	5,680	7,100	14,200	—	—	—	$133,054
Christopher O’Donnell	02/21/07	—	—	—	4,560	5,700	11,400	—	—	—	$106,818

(1)	Represents the “threshold” number of shares of common stock that the recipient is eligible to receive at the end of the three-year performance period under the applicable Performance Share grant under the 2007-2009 Program. If the Company achieves between 80% and 100% of the Cumulative EPS Goal, recipients will be entitled to a percentage of the “target” number of shares equal to the percentage of the Cumulative EPS Goal achieved.

(2)	Represents the “target” number of Performance Shares that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(3)	Represents the “maximum” number of Performance Shares that the recipient is eligible to receive at the end of the three-year performance period under the 2007-2009 Performance Share grant. If the Company achieves between 100% and 150% of the Cumulative EPS Goal for the period, in addition to the “target” number of Performance Shares, the recipient will be entitled to receive a number of additional Performance Shares equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then the recipient will be entitled to receive 140% of his or her “target” Performance Share amount).

(4)	Amounts shown represent “target” fair values on the grant date. Threshold and maximum values, respectively, are as follows: Mr. Goronkin: $551,706 and $1,379,264; Ms. Purcel: $106,443 and $266,108; and Mr. O’Donnell: $85,454 and $213,636.

(5)	Mr. Goronkin’s awards were forfeited upon his resignation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 30, 2007:

						Stock Awards
										Equity
										Incentive
								Equity		Plan
	Option Awards							Incentive		Awards:
			Equity					Plan		Market
			Incentive					Awards:		or Payout
			Plan					Number of		Value of
			Awards:				Market	Unearned		Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,		Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or		Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other		Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights		Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have		That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)(3)		($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

F. Lane Cardwell, Jr.(5)	25,000	—	—	$4.82	12/15/2013	—	—	—		—
	5,000	—	—	$6.72	05/14/2014	—	—	—		—
	5,000	—	—	$10.98	05/13/2015	—	—	—		—

David Goronkin	—	—	—	—	—	—	—	—		—

Diana G. Purcel	24,000	6,000	—	$5.05	11/18/2013	—	—	7,200	(1)	$92,664
	15,000	5,000	—	$6.15	02/18/2014	—	—	7,100	(2)	$91,377
Christopher O’Donnell	16,000	—	—	$3.19	05/23/2010	—	—	6,200	(1)	$79,794
	20,000	—	—	$3.94	02/09/2011	—	—	5,700	(2)	$73,359
	30,000	—	—	$6.60	07/19/2012	—	—	—		—
	15,000	5,000	—	$6.15	02/18/2014	—	—	—		—

(1)	Awards granted under the Company’s 2006-2008 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2008.

(2)	Awards granted under the Company’s 2007-2009 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2009.

(3)	Represents the “target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(4)	Market value calculations based on the Company’s closing stock price of $12.87 on December 28, 2007.

(5)	Mr. Cardwell’s option and stock awards (referenced above in the case of option awards, and in the Director Compensation table, in the case of stock awards) were received in connection with his service on the Company’s Board of Directors.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including Performance Shares, during the fiscal year ended December 30, 2007 for each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)
(a)	(b)	(c)	(d)	(e)

F. Lane Cardwell, Jr.	—	—	—	—
David Goronkin(3)	123,250	$1,086,237	—	—
Diana G. Purcel	—	—	13,340	$122,461
Christopher O’Donnell	—	—	13,340	$122,461

(1)	Shares acquired were earned under the Company’s 2005-2007 Performance Share Program.

(2)	Award values under the Company’s 2005-2007 Performance Share Program were determined based on a vesting date of March 14, 2008, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2007.

(3)	Excludes 123,250 options transferred by Mr. Goronkin pursuant to a qualified domestic relations order. Such transferred options were subsequently exercised in their entirety and the recipient realized a value of $1,242,765.

Non-Qualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is tax-qualified:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

F. Lane Cardwell, Jr.	—	—	—	—	—
David Goronkin(1)	$49,673	$9,935	$9,928	—	$164,647
Diana G. Purcel	$9,969	$4,985	$2,155	—	$36,832
Christopher O’Donnell	—	—	—	—	—

(1)	Under the terms of the Company’s Deferred Compensation Plan, Mr. Goronkin will receive a payout of his balance in the plan in June 2008.

Director Compensation

The following table sets forth information concerning the compensation of directors for the fiscal year ended December 30, 2007:

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Non-Qualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

F. Lane Cardwell, Jr.	—	$93,700	—	—	—	—	$93,700
K. Jeffrey Dahlberg	—	$93,700	—	—	—	—	$93,700
David Goronkin	—	—	—	—	—	—	—
Mary L. Jeffries	—	$103,070	—	—	—	—	$103,070
Richard L. Monfort	—	$93,700	—	—	—	—	$93,700
Dean A. Riesen	—	$93,700	—	—	—	—	$93,700

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s audited financial statements for fiscal 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008. During 2007, non-employee Board members (each director other than Mr. Goronkin) received shares of common stock for their service on the Board. These shares were fully vested upon grant and were unrestricted, but required reimbursement of the prorated portion or equivalent value thereof in the event that a Board member did not fulfill their term of service. Each director received 5,000 shares on February 21, 2007, except for Mary L. Jeffries who received 5,500 shares in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. Each of the Company’s non-employee directors fulfilled their term of service for fiscal 2007.

Executive Officers of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies

Wilson L. Craft President and Chief Executive Officer	54	See ”Election of Directors (Proposal One)” — above.

Diana G. Purcel Chief Financial Officer and Secretary	41	Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

Christopher O’Donnell Chief Operating Officer	48	Mr. O’Donnell has served as Chief Operating Officer of the Company since January 3, 2007. From January 2, 2006, and immediately prior to assuming his new responsibilities, he served as Executive Vice President of Operations for the Company. From June 19, 2002 to January 1, 2006, he served as Senior Vice President of Operations and from February 1998 to June 2002, he served as the Company’s Vice President of Human Resources. Prior to joining the Company, Mr. O’Donnell was Vice President of Development for Pencom International, a producer of training products for restaurant and hotel operators aimed at increasing sales, improving service, building traffic, addressing staffing challenges and reducing turnover. From 1982 to 1987 Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2007 and 2006.

	2007	2006

Audit Fees(1)(2)	$229,000	$283,000
Audit-Related Fees(3)	20,000	12,000
Tax Fees(4)	68,000	107,000
All Other Fees(5)	—	5,000

Total Fees	$317,000	$407,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees of $142,000 in fiscal 2006 for work performed in connection with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These fees were integrated into the Audit Fees for fiscal 2007.

(3)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above including the 401(k) audit.

(4)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(5)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2007 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002.

During fiscal 2007, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO
THE COMPANY’S 2005 STOCK INCENTIVE PLAN
(Proposal Three)

In February 2005, the Company’s Board of Directors adopted the Famous Dave’s of America, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), pursuant to which 450,000 shares of the Company’s common stock were to be reserved for issuance in the form of incentive grants, as described below. Adoption of the 2005 Plan was subject to approval by the Company’s shareholders, which was obtained at the Company’s 2005 annual shareholders’ meeting. The Board of Directors has adopted amendments to the 2005 Plan that increase the number of shares reserved for issuance thereunder by 500,000, expand the types of incentives that may be granted under the 2005 Plan to include restricted stock units and prohibit the Company from re-pricing any stock options or stock appreciation rights that may be granted under the 2005 Plan. In addition, and consistent with requirements under the Nasdaq Marketplace Rules, the requirement that shareholders approve any future amendment expanding the types of incentives to be granted under the 2005 Plan has been removed. Finally, the amendments attempt to ensure that any incentives granted under the 2005 Plan that are considered “deferred compensation” for tax purposes comply with recently enacted “Section 409A” rules governing deferred compensation. All amendments to the 2005 Plan, with the exception of those related to compliance with Section 409A deferred compensation rules, are subject to and contingent upon the approval of the Company’s shareholders at the Annual Meeting.

On March 21, 2008, and in connection with the employment of Mr. Wilson L. Craft as our Chief Executive Officer, the Company granted from the 2005 Plan to Mr. Craft 100,000 restricted stock units. The restricted stock units will vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that Mr. Craft remains employed by the Company through the applicable vesting date, and will vest in its entirety upon a “change of control,” as defined in Mr. Craft’s employment agreement. This grant, however, is subject to and contingent upon the amendments to the 2005 Plan being approved at the Annual Meeting. If the shareholders do not approve the amendments, the grant of restricted stock units to Mr. Craft will become void and will be replaced with a 100,000 share restricted stock grant with a vesting schedule consistent with the vesting schedule previously applicable to the restricted stock units.

Below is a summary of the 2005 Plan (as if amended) and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2005 Plan to recipients and to the Company. This summary of the 2005 Plan is qualified entirely by reference to the complete text of the 2005 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Description of the 2005 Plan

General

The purpose of the 2005 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Subject to adoption by the Company’s shareholders, the Compensation Committee (the “Committee”) of the Company’s Board of Directors will administer the 2005 Plan. The Committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms, each of which is discussed below: (a) performance shares; (b) incentive stock options and non-statutory stock options; (c) stock appreciation rights (“SARs”); (d) stock awards; and (e) restricted stock. If the proposed amendments are approved, the Committee will also be permitted to grant Incentives in the form of restricted stock units.

The maximum number of shares of Common Stock which may currently be issued under the 2005 Plan is 450,000 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. This number represents approximately 4.7% of the outstanding shares of the Company’s common stock on the Record Date. The maximum number of shares of common stock that may be issued under the 2005 Plan if the proposed amendment is approved is 950,000 shares, which would represent approximately 9.8% of the outstanding shares of the Company’s common stock on the Record Date.

Shareholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current shareholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. If the proposed amendment to the 2005 Plan is adopted by the Company’s shareholders, the overhang for all of the Company’s equity compensation plans (including the 1995 Stock Option and Compensation Plan, the 1997 Employee Stock Option Plan, the 1998 Director Stock Option Plan and the 2005 Plan) would be approximately 14.7%, based on the total shares outstanding as of the Record Date and incentives granted and available for grant under equity compensation plans as of the Record Date but giving effect to the proposed amendment.

Description of Incentives

Performance Shares

Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of common stock. Performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria are determined by the Committee.

Stock Options

The Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2005 Plan confers on the Committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant.

Stock Appreciation Rights

A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards

Stock awards consist of the transfer by the Company to an eligible employee of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Committee.

Restricted Stock and Restricted Stock Units

Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time not less than three years as determined by the Committee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2005 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares. If the proposed amendments are approved, the Plan will also permit grants of restricted stock units, which are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee.

Transferability of Incentives

Incentives granted under the 2005 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2005 Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Amendment of the 2005 Plan

The Board of Directors may amend or discontinue the 2005 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2005 Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2005 Plan, change or expand the types of Incentives that may be granted under the 2005 Plan, change the class of persons eligible to receive Incentives under the 2005 Plan, or materially increase the benefits accruing to participants under the 2005 Plan. If the proposed amendments are approved, the requirement that shareholder approval be obtained prior to changing or expanding the types of Incentives that may be granted under the 2005 Plan will be removed. Shareholder approval for such an amendment is not required under the Nasdaq Marketplace Rules and the Board of Directors believes that having flexibility to expand the types of incentives available for grant under the 2005 Plan will be beneficial to the Board of Directors and the Compensation Committee in administering the Company’s executive compensation policies.

Effect of Sale, Merger, Exchange or Liquidation

Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

(1)	terminating the 2005 Plan and all Incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any Incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the Committee;

(2)	providing that participants holding outstanding vested common stock-based Incentives shall receive, with respect to each share of common stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

(3)	providing that the 2005 Plan (or a replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

(4)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

In addition, the Committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status.

An employee who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

An employee who receives a stock award under the 2005 Plan consisting of shares of common stock, or an employee who receives shares of common stock distributed pursuant to a restricted stock unit award, will realize ordinary income in the year that the shares are received in an amount equal to the fair market value of such shares, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

When a non-qualified stock option granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the

Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the 2005 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

The 2005 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

Securities Authorized for Issuance under Equity Compensation Plans

The Company maintains the 1995 Stock Option and Compensation Plan (the “Management Plan”), the 1997 Employee Stock Option Plan (the “Employee Plan”), the 1998 Director Stock Option Plan (the “Director Plan”) and the 2005 Stock Incentive Plan (the “2005 Plan”). We have also granted stock incentives outside of these equity compensation plans in limited situations. The Management Plan prohibits the granting of incentives after December 29, 2005, the tenth anniversary of the date the Management Plan was approved by the Company’s shareholders. Similarly, the Employee Plan prohibits the granting of incentives after June 24, 2007, the tenth anniversary of the date the Employee Plan was approved by the Company’s board of directors. As such, no further grants of incentives may be made under the Management Plan or the Employee Plan. Nonetheless, the Management Plan and the Employee Plan will remain in effect until all outstanding incentives granted thereunder have either been satisfied or terminated.

The purpose of the Director Plan is to encourage share ownership by Company directors who are not employed by the Company in order to promote long-term shareholder value through continuing ownership of the Company’s common stock. The Director Plan prohibits the granting of incentives, after June 10, 2008, the tenth anniversary of the date the Director Plan was approved by the Company’s shareholders. As such, no further grants may be made under the Director Plan after such date.

The purpose of the 2005 Plan, which was approved by the Company’s shareholders at the May 2005 annual shareholders meeting, is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate associates (including officers), certain key consultants and directors of the Company.

The Management Plan, the Director Plan and the 2005 Plan have each been approved by the Company’s shareholders. The Employee Plan was not submitted for approval to the Company’s shareholders. The following table sets forth certain information as of December 30, 2007 with respect to the Management Plan, the Employee Plan, the Director Plan and the 2005 Plan.

				Number of Securities
				Remaining Available for
				Future Issuance Under
	Number of Securities to		Weighted-Average	Equity Compensation
	be Issued Upon Exercise		Exercise Price of	Plans (Excluding
	of Outstanding Options		Outstanding	Securities Reflected in
	Warrants and Rights		Options	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by shareholders:
1995 Stock Option and Compensation Plan	167,556	(1)	$5.23	-0-
1998 Director Stock Option Plan	180,500		$5.77	19,500
2005 Stock Incentive Plan	75,800	(1)	$10.98	329,400

TOTAL	423,856		$5.74	348,900
Equity compensation plans not approved by shareholders:
1997 Employee Stock Option Plan	223,273	(1)	$4.85	-0-

TOTAL	647,129		$5.57	348,900

(1)	Includes stock options and shares reserved for issuance under the Company’s existing Performance Share Programs: 56,056 shares under the Management Plan, 126,113 shares under the Employee Plan and 65,800 shares under the 2005 Plan.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Company’s Board of Directors currently comprises six (6) members, each of whom is identified under Proposal One (“Election of Directors”) above. As of the date of the Annual Meeting, the following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Section 4200(a) (15) of National Association of Securities Dealers’ listing standards: F. Lane Cardwell, Jr., K. Jeffrey Dahlberg, Mary L. Jeffries, Richard L. Monfort and Dean A. Riesen. The Board of Directors held four formal meetings and one telephonic meeting during fiscal 2007 and took action by written action in lieu of a meeting one time. The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2007, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong, except for Wilson L. Craft who did not serve on the Board during 2007.

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairperson Mary L. Jeffries and Messrs. Richard L. Monfort and Dean A. Riesen. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee held four formal meetings and three informal quarterly telephonic meetings during fiscal 2007.

The Board of Directors has determined that two members of the Audit Committee, Mary L. Jeffries and Dean A. Riesen, qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee of the Board of Directors

The Company has established a two-member Compensation Committee within the Board of Directors that currently consists of Chairperson Dean A. Riesen, and Richard L. Monfort. Mr. Monfort replaced F. Lane Cardwell, Jr. on the committee in December 2007, when Mr. Cardwell assumed the position of Interim President and Chief Executive Officer. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee held three meetings during fiscal 2007.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Dean A. Riesen and Mary L. Jeffries, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. Until he assumed the position of Interim President and Chief Executive Officer in December 2007, F. Lane Cardwell, Jr. also served on the committee. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The Corporate Governance and Nominating Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the Corporate Governance and Nominating Committee approve a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board at the Company’s annual shareholders’ meeting may be submitted to the Corporate Governance and Nominating Committee by the Company’s shareholders. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Chairperson of the Corporate Governance and Nominating Committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of the Company entitled to vote at the current years annual meeting;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.

The Corporate Governance and Nominating Committee held two meetings during fiscal 2007.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson F. Lane Cardwell and Dean A. Riesen. Until his resignation in December 2007, the Company’s former President and Chief Executive Officer, David Goronkin, also served on the committee. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee held one meeting during fiscal 2007.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, Associates, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or “Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, directors serving on the Compensation Committee included Dean A. Riesen, Richard L. Monfort and F. Lane Cardwell, Jr. In December 2007, Mr. Cardwell assumed responsibility as the Company’s Interim President and Chief Executive Officer and resigned from the Compensation Committee at the time he assumed such responsibility.

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
MARY L. JEFFRIES, Chairperson
RICHARD L. MONFORT
DEAN A. RIESEN

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 9,650,324 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table, and (iv) all Named Executive Officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

	Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned		of Total

Wilson L. Craft	0		*
Diana G. Purcel	58,196	(1)	*
Christopher O’Donnell	107,131	(2)	1.10%
F. Lane Cardwell, Jr.	53,800	(3)	*
K. Jeffrey Dahlberg	356,600	(4)	3.67%
Mary L. Jeffries	54,635	(5)	*
Richard L. Monfort	90,300	(6)	*
Dean A. Riesen	145,000	(7)	1.50%
David Goronkin	47,203	(8)	*
All Directors and Named Executive Officers as a group (9 people)	912,865	(9)	9.16%
FMR Corporation (Fidelity Management Research Corp).	1,477,347	(10)	15.31%
82 Devonshire Street Boston, MA 02109
Vicuna Advisors, L.L.C.	982,733	(11)	10.18%
230 Park Avenue, 7th Floor New York, NY 10169

*	less than 1%

(1)	Includes 2,000 shares held by Ms. Purcel in a self-directed IRA and 44,000 shares that Ms. Purcel has the right to acquire within 60 days.

(2)	Includes 86,000 shares that Mr. O’Donnell has the right to acquire within 60 days.

(3)	Includes 35,000 shares that Mr. Cardwell has the right to acquire within 60 days.

(4)	Includes 70,000 shares that Mr. Dahlberg has the right to acquire within 60 days.

(5)	Includes 35,500 shares that Ms. Jeffries has the right to acquire within 60 days.

(6)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(7)	Includes 40,000 shares that Mr. Riesen has the right to acquire within 60 days.

(8)	Based on the most recent Form 4 filed on March 20, 2007 with the Securities and Exchange Commission.

(9)	Includes 320,500 shares that such individuals have the right to acquire within 60 days.

(10)	Based on the most recent Schedule 13G filed on February 13, 2008 with the Securities and Exchange Commission.

(11)	Based on the most recent Schedule 13D filed on March 12, 2008 with the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. Although we did not engage in related party transactions during fiscal 2007, if we were to do so, such transactions would need to be approved by our Audit Committee prior to the Company entering into such transaction.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 30, 2007.

PROPOSALS OF SHAREHOLDERS

Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to Diana G. Purcel, Secretary, Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 26, 2008. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2009 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 9, 2009, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

APPENDIX A

FAMOUS DAVE’S OF AMERICA, INC.
AMENDED AND RESTATED
2005 STOCK INCENTIVE PLAN (PROPOSED)

1.	Purpose. The purpose of the 2005 Stock Incentive Plan (the “Plan”) of Famous Dave’s of America, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”’) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) on terms determined under this Plan.

2.	Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.	Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.	Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) performance shares (section 6); (b) incentive stock options and non-statutory stock options (section 7); (c) stock appreciation rights (“SARs”) (section 8); (d) stock awards (section 9); (e) restricted stock (section 9); and restricted stock units (section 9).

5.	Shares Subject to the Plan.

5.1  Number of Shares.  Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 950,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of share of Common Stock remaining available for issuance under the Plan.

5.2.	Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 8.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as performance shares, restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as performance shares, restricted stock, pursuant to stock awards or otherwise.

5.3.	Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.	Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

6.1.	Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period, which period shall be at least one year in length unless the Committee determines in its discretion that a shorter period warranted. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

6.2.	Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

6.3.	No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

6.4.	Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

7.	Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.	Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6; provided that option price shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

7.2.	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. Notwithstanding the foregoing, no person shall receive grants of Stock Options under the Plan that exceed 75,000 shares during any one fiscal year of the Company.

7.3.	Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant, but shall not become exercisable more quickly than ratably over three years unless the Committee determines in its discretion that a faster schedule is warranted. The Committee may accelerate the exercisability of any stock option.

7.4.	Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

7.5.	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)	The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)	Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(d)	Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e)	The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f)	If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

8.	Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 8.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

8.1.	Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

8.2.	Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

8.3.	Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 8.4.

8.4.	Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

9.	Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefore, as additional compensation for services to the Company. Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. Restricted stock units evidence the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

9.1.	Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

9.2.	Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

9.3.	Restrictions. All shares of restricted stock transferred or sold hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine which restrictions shall lapse over a period not less than three years from the date of grant as determined by the Committee, including, without limitation any or all of the following:

(a)	a prohibition against either the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, any right to all or a part of such shares or units in the event of termination of his or her employment or consulting engagement during any period in which such shares or units are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

9.4.	Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3, the participant receiving restricted stock or restricted stock units, as applicable, shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

“The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2005 Stock Incentive Plan of Famous Dave’s of America, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.”

9.5.	Issuance and Delivery of Shares. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. In the case of restricted stock units, no shares shall be issued at the time such restricted stock units are granted. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

9.6.	Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a stockholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

10.	General.

10.1.	Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved by the stockholders within one year after the date of the Plan’s adoption by the Board of Directors, the Plan shall not be effective for any purpose.

10.2.	Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3.	Non-transferability of Incentives. No stock option, SAR, restricted stock, restricted stock unit or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.4	Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised (or payments or shares may be delivered thereunder) or shall expire at such times as may be determined by the Committee and, if applicable, set forth in the Incentive.

10.5.	Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6.	Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7.	Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

10.8.	Withholding.

(a)	The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9.	No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10	Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

10.11	Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change the class of persons eligible to receive Incentives under the Plan, or (c) materially increase the benefits accruing to participants under the Plan.

10.12	Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(1)	providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(2)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(3)	providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(4)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.13.	Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

10.14	Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Incentives may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

10.15	Code Section 409A Provisions. Notwithstanding anything in the Plan or any Incentive agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Incentive agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless and until the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined under Code Section 409A by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or death, if earlier) unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short term deferral exemption or otherwise.

FAMOUS DAVE’S OF AMERICA, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 6, 2008
3:00 p.m.
The Sheraton Bloomington Hotel, Minneapolis South
7800 Normandale Boulevard
Minneapolis, MN

Famous Dave’s of America, Inc.
12701 Whitewater Dr., Suite 200
Minnetonka, MN 55343	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, a shareholder of Famous Dave’s of America, Inc., hereby appoints Wilson L. Craft and Diana G. Purcel, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Famous Dave’s of America, Inc. to be held at The Sheraton Bloomington Hotel, Minneapolis South, 7800 Normandale Boulevard, Minneapolis, Minnesota, on Tuesday, May 6, 2008 at 3:00 p.m., and at any and all adjournments thereof.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 5, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/dave — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 5, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Famous Dave’s of America, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1.	Election of directors:	01 F. Lane Cardwell, Jr.	04 Mary L. Jeffries
		02 Wilson L. Craft	05 Richard L. Monfort
		03 K. Jeffrey Dahlberg	06 Dean A. Riesen

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2008.	☐ For	☐ Against	☐ Abstain

3.	Proposal to approve certain amendments to the Company’s 2005 Stock Incentive Plan.	☐ For	☐ Against	☐ Abstain
4.    Upon such other business as may properly come before the meeting or any adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐
Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).